Concord Electric Company

                                 BALANCE SHEETS

                                                              March 31,
ASSETS                                                           1997
                                                       ------------------------
Utility Plant (at original cost)                                   $40,748,341
Less: Accumulated Depreciation                                      11,975,108
                                                       ------------------------
    Net Utility Plant                                               28,773,233

Other Property and Investments                                          23,827
                                                       ------------------------
Current Assets:
  Cash                                                                 631,497
  Accounts Receivable                                                4,703,579
  Materials and Supplies (at average cost)                             368,025
  Prepayments                                                           40,227
  Accrued Revenue                                                     (340,862)
                                                       ------------------------
    Total Current Assets                                             5,402,466

Deferred Debits:
  Unamortized Debt Expense                                             266,839
  Prepaid Pension Costs                                              1,755,595
  Other                                                              3,628,773
                                                       ------------------------
    Total Deferred Debits                                            5,651,207

                                                       ------------------------
TOTAL                                                              $39,850,733
                                                       ========================



                            Concord Electric Company

                                 BALANCE SHEETS


                                                             March 31,
LIABILITIES                                                    1997
                                                        ---------------------
Capitalization:
  Common Stock Equity:                                            $10,260,730
  Preferred Stock, Non-redeemable                                     225,000
  Preferred Stock, Redeemable                                         215,000
  Long-term Debt, Less Current Portion                             11,200,000
                                                        ---------------------
    Total Capitalization                                           21,900,730

Current Liabilities:
  Long-term Debt, Current Portion                                   2,170,000
  Notes Payable                                                     4,133,946
  Accounts Payable                                                    218,558
  Due to Affiliates                                                 3,433,333
  Dividends Declared                                                  232,008
  Customers' Deposits                                                 287,210
  Taxes Accrued                                                       268,513
  Interest Accrued                                                    301,271
                                                         --------------------
    Total Current Liabilities                                      11,044,839

Deferred Credits:
  Unamortized Investment Tax Credit                                   345,205
  Construction Advances                                               148,313
  Other                                                             1,350,779
                                                         --------------------
      Total Deferred Credits                                        1,844,297

Deferred Federal Income Tax                                         5,060,867
                                                         --------------------
      TOTAL                                                       $39,850,733
                                                         ====================



                            Concord Electric Company

                             STATEMENTS OF EARNINGS


                                                           Quarter Ended
                                                           March 31, 1997
                                                      -------------------------
Operating Revenues                                                 $12,527,015
                                                      -------------------------
Operating Expenses:
  Electricity Purchased for Resale                                   9,806,978
  Operating and Maintenance                                          1,036,713
  Depreciation                                                         344,013
  Provisions for Taxes:
    Local Property                                                     436,904
    Federal and State Income                                           165,163
                                                      -------------------------
      Total Operating Expense                                       11,789,771
                                                      -------------------------
Operating Income                                                       737,244
                                                      -------------------------
Non-operating (Expense) Income                                          (3,000)
                                                      -------------------------
Gross Income                                                           734,244
                                                      -------------------------
Interest and Other Deductions
  Interest Expense, Net                                                345,129
                                                      -------------------------
Net Income                                                             389,115
                                                      -------------------------
Less Dividends on Preferred Stock                                        8,041
                                                      -------------------------
Net Income Applicable to Common Stock                                 $381,074
                                                      =========================